As filed with the Securities and Exchange Commission on October 12, 2010
REGISTRATION NO. 333-163906

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-1
on
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

GLOBE SPECIALTY METALS, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	20-2055624
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

ONE PENN PLAZA
250 WEST 34TH STREET, SUITE 4125
NEW YORK, NY 10119
(212) 798-8122
(Address, including zip code, and telephone number of Registrant’s principal executive offices)

JEFF BRADLEY
CHIEF EXECUTIVE OFFICER
ONE PENN PLAZA
250 WEST 34TH STREET, SUITE 4125
NEW YORK, NY 10119
(212) 798-8122
(Name, address, including zip code, and telephone number of agent for service)

THE COMMISSION IS REQUESTED TO SEND COPIES OF ALL COMMUNICATIONS TO:
JEFFREY E. JORDAN, ESQ.
ARENT FOX LLP
1050 CONNECTICUT AVENUE, N.W.
WASHINGTON, D.C. 20036
(202) 857-6473

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT AS DETERMINED BY THE SELLING STOCKHOLDERS.
          If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large Accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐
          Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this Registration Statement is a combined prospectus that also relates to the Registration Statement (File No. 333-160973), previously filed by the Registrant on Form S-1.
          The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE
          This Registration Statement on Form S-3 constitutes a post-effective amendment to our registration statement on Form S-1 (No. 333-163906) into a registration statement on Form S-3. The S-1 was declared effective by the Securities and Exchange Commission on May 28, 2010. We are filing this post-effective amendment on Form S-3 for the purpose of converting the Registration Statement on Form S-1 into a Registration Statement on Form S-3 because we are now eligible to use Form S-3. All filing fees payable in connection with the registration of these securities were previously paid in connection with the filing of the S-1.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities nor does it solicit an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION
DATED October 8, 2010
PROSPECTUS
11,484,226 Shares
GLOBE SPECIALTY METALS, INC.
Common Stock
          The selling stockholders named in this prospectus are offering up to 11,484,226 shares of our common stock. The selling stockholders will receive all proceeds from the sale of the common stock, and therefore we will not receive any of the proceeds from their sale of the common stock.
          Our common stock is listed on the NASDAQ Global Select Market under the symbol “GSM.” On October 4, 2010, the closing price of our common stock on the NASDAQ Global Select Market was $14.23 per share. We expect that the selling stockholders will sell their shares of our common stock at prevailing market prices or privately negotiated prices. See also “Plan of Distribution.”
          Investing in our common stock involves risks. See “Risk Factors” on page 2.
          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is October __, 2010.

     This prospectus is part of a registration statement that we filed with the Commission, using a “shelf registration” process. Under this shelf registration process, the selling stockholders may, from time to time, offer and sell up to 11,484,226 shares of our common stock, as described in this prospectus, in one or more offerings. This prospectus provides you with a general description of the securities the selling stockholders may offer. You should carefully read both this prospectus, together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference,” before buying securities in this Offering.
     You should rely only on the information contained in or incorporated by reference into this prospectus. Neither we nor the selling stockholders have authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell, nor is it a solicitation of an offer to buy, the common stock in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

i

PROSPECTUS SUMMARY
     This summary does not contain all of the information that you should consider in making an investment decision. You should read the entire prospectus and the documents incorporated by reference before investing. Unless otherwise stated in this prospectus, references to “we,” “us” or “our company” refer to Globe Specialty Metals, Inc. and its subsidiaries.
Our Business
          Overview
          We are one of the largest and most efficient producers of silicon metal and silicon-based alloys, with approximately 100,000 metric tons (MT) of silicon metal capacity (excluding Dow Corning Corporation’s portion of the capacity of our Alloy, West Virginia plant) and 120,000 MT of silicon-based alloys capacity. Silicon metal, our principal product, is used as a primary raw material in making silicone compounds, aluminum and polysilicon. Our silicon-based alloys are used as raw materials in making steel, automotive components and ductile iron. We control the supply of most of our raw materials, and we capture, recycle and sell most of the by-products generated in our production processes.
          Our products are currently produced in six principal operating facilities located in the United States and Argentina. Additionally, we operate facilities in Poland and China.
          Our principal offices are located at One Penn Plaza, Suite 4125, 250 West 34th Street, New York, NY 10119. Our telephone number there is (212) 798-8122.
          Risk Factors
          Please read the section entitled “Risk Factors” for a discussion of the risk factors you should carefully consider before deciding to invest in our common stock.
          The Offering

Issuer	Globe Specialty Metals, Inc.

Common Stock offered by the selling stockholders	A total of up to 11,484,226 shares held by the selling stockholders. The selling stockholders may or may not sell any or all of the shares that have been registered by us.

Common Stock outstanding	74,866,374 shares of common stock outstanding. Our outstanding stock excludes:

• 3,820,000 shares of common stock issuable upon the exercise of stock options outstanding as of October 5, 2010 at a weighted-average exercise price of $4.82 per share; and

• 633,813 shares of common stock reserved for future awards under our stock plan.

Use of Proceeds	We will not receive any proceeds from the sale of our common stock by the selling stockholders pursuant to this prospectus.

Risk Factors	Please read “Risk Factors” beginning on page 2 of this prospectus for a discussion of factors you should carefully consider before deciding to purchase shares of our common stock.

NASDAQ Global Select Market symbol	“GSM”

RISK FACTORS
          An investment in our common stock involves a high degree of risk. You should consider and read carefully all of the risks and uncertainties described below and in our annual report on Form 10-K, together with all of the other information included or incorporated by reference in this prospectus, before deciding to invest in our common stock. If any of the events described in the risk factors actually occur, our business, business prospects, financial condition, results of operations or cash flows could be materially affected. In any such case, the trading price of our common stock could decline, and you could lose all or part of your investment. This prospectus also contains or incorporates by reference forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described.
Risks Associate with our Business and Industry
          For a description of the risks associated with our business and industry please see the section entitled “Risk Factors” of our Annual Report on Form 10-K for the year ended June 30, 2010.
Risks Related to the Offering
A substantial portion of our total outstanding shares may be sold into the market at any time. This could cause the market price of our common stock to drop significantly, regardless of our financial results.
          All of the shares being sold in this offering will be freely tradable without restrictions or further registration under the federal securities laws, unless held by our “affiliates” as that term is defined in Rule 144 under the Securities Act. Sales of a substantial number of shares of our common stock, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock.
The concentration of our capital stock ownership among our largest stockholders, and their affiliates, will limit your ability to influence corporate matters.
          To the best of our knowledge, our four largest stockholders, including our Executive Chairman, together beneficially own approximately 33% of our outstanding common stock. Consequently, these stockholders have significant influence over all matters that require approval by our stockholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership may limit your ability to influence corporate matters, and as a result, actions may be taken that you may not view as beneficial.
Our stock price may be volatile, and purchasers of our common stock could incur substantial losses.
          Our stock price may be volatile. The stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, you may not be able to sell your common stock at or above the price at which you purchase the shares. The market price for our common stock may be influenced by many factors, including:
•	the success of competitive products or technologies;

•	regulatory developments in the United States and foreign countries;

•	developments or disputes concerning patents or other proprietary rights;

•	the recruitment or departure of key personnel;

•	quarterly or annual variations in our financial results or those of companies that are perceived to be similar to us;

•	market conditions in the industries in which we compete and issuance of new or changed securities analysts’ reports or recommendations;

•	the failure of securities analysts to cover our common stock or changes in financial estimates by analysts;

•	the inability to meet the financial estimates of analysts who follow our common stock;

•	investor perception of our company and of the industry in which we compete; and

•	general economic, political and market conditions.
Provisions of our certificate of incorporation and by-laws could discourage potential acquisition proposals and could deter or prevent a change in control.
          Some provisions in our certificate of incorporation and by-laws, as well as Delaware statutes, may have the effect of delaying, deferring or preventing a change in control. These provisions, including those providing for the possible issuance of shares of our preferred stock and the right of our Board of Directors to amend the bylaws, may make it more difficult for other persons, without the approval of the Board of Directors, to make a tender offer or otherwise acquire a substantial number of shares of our common stock or to launch other takeover attempts that a stockholder might consider to be in his or her best interest. These provisions could limit the price that some investors might be willing to pay in the future for shares of our common stock.
USE OF PROCEEDS
     We will not receive any proceeds from the sale of our common stock by the selling stockholders pursuant to this prospectus.
SELLING STOCKHOLDERS
          The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the shares of common stock set forth below in the column entitled “Shares Being Offered Pursuant to This Prospectus.” When we refer to the selling stockholders in this prospectus, we mean those persons listed in the table below, as well as the permitted transferees, pledgees, donees, assignees, successors and others who later come to hold any of the selling stockholders’ interests other than through a public sale.
          The table below sets forth the name of each selling stockholder and the number of shares of common stock that each selling stockholder may offer pursuant to this prospectus. Each of the selling stockholders is one of our officers or directors.
          Based on the information provided to us by the selling stockholders, assuming that the selling stockholders sell all of the shares of common stock beneficially owned by them that have been registered by us and do not acquire any additional shares of common stock, each selling stockholder will not beneficially own any shares of common stock other than the shares of common stock appearing in the column entitled “Shares Beneficially Owned After This Offering.” We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of common stock after the date on which each selling stockholder actually provided the information set forth in the table below.

			Shares
	Shares		Beneficially
	Beneficially		Owned After	Percentage Beneficially Owned
	Owned Before	Shares Being	the	Before	After
Name and Address of Beneficial Owner	the Offering	Offered	Offering	Offering	Offering
Alan Kestenbaum (1)	11,885,205	10,760,205	1,125,000	15%	2%
Arden Clay Sims (2)	1,035,082	660,082	375,000	1%	*
Stuart Eizenstat (3)	19,794	110	19,684	*	*
Ted Heilman (4)	50,419	50,419	0	*	*
Marlin Perkins	15,410	13,410	2,000	*	*

*	less than one (1%) percent

(1)	Includes 77,658 shares subject to an escrow agreement and forfeiture in certain cases. Shares Beneficially Owned includes 375,000 shares issuable upon exercise of options exercisable within 60 days of October 5, 2010.

(2)	Includes 19,112 shares subject to an escrow agreement and forfeiture in certain cases. Shares Beneficially Owned includes 125,000 shares issuable upon exercise of options exercisable within 60 days of October 5, 2010.

(3)	Shares Beneficially Owned includes 6,250 shares issuable upon exercise of options exercisable within 60 days of October 5, 2010.

(4)	Includes 419 shares subject to an escrow agreement and forfeiture in certain cases.
PLAN OF DISTRIBUTION
          The selling stockholders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from a named selling stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling stockholders), may sell the shares of common stock offered by this prospectus from time to time on any stock exchange or automated interdealer quotation system on which the common stock is listed or quoted at the time of sale, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling stockholders may sell the shares by one or more of the following methods, without limitation:
•	block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

•	an exchange distribution in accordance with the rules of any stock exchange on which the common stock is listed;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	privately negotiated transactions;

•	short sales;

•	through the writing of options on the shares, whether or not the options are listed on an options exchange;

•	through the distribution of the shares by any selling stockholder to its partners, members or stockholders;

•	one or more underwritten offerings on a firm commitment or best efforts basis; and

•	any combination of any of these methods of sale.
          These transactions may include crosses, which are transactions in which the same broker acts as an agent on both sides of the trade. The selling stockholders may also transfer the shares by gift. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of the shares offered hereby. The selling stockholders have advised us that they have not entered into any agreements, arrangements or understandings for the sale of any of their shares.
          The selling stockholders may sell shares directly to market makers acting as principals and/or to brokers and dealers, acting as agents for themselves or their customers. Brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the shares. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares at a stipulated price per share. If the broker-dealer is unable to sell shares acting as agent for a selling stockholder, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers who acquire shares as principals may thereafter resell the shares from time to time in transactions in any stock exchange or automated interdealer quotation system on which the common stock is then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling stockholders may also sell the shares in accordance with Rule 144 or Rule 144A under the Securities Act. In order to comply with the securities laws of some states, if applicable, the shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

          From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares owned by them. The pledgees, secured parties or person to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders. The number of a selling stockholder’s shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder’s shares will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.
          A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the shares by those broker-dealers. A selling stockholder may enter into option or other transactions with broker-dealers, who may then resell or otherwise transfer those shares pursuant to this prospectus, as supplemented or amended to reflect such transactions. A selling stockholder may also loan or pledge the shares offered by this prospectus to a broker-dealer and the broker-dealer may sell the shares offered by this prospectus so loaned or upon a default may sell or otherwise transfer the pledged shares offered by this prospectus.
          To the extent required under the Securities Act, the aggregate amount of selling stockholders’ shares being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters, any applicable commission and other material facts with respect to a particular offer will be set forth in an accompanying prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part, as appropriate. Any underwriters, dealers, brokers or agents participating in the distribution of the shares may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling stockholder and/or purchasers of selling stockholders’ shares, for whom they may act (which compensation as to a particular broker-dealer might be less than or in excess of customary commissions). Neither we nor any selling stockholder can presently estimate the amount of any such compensation.
          The selling stockholders and any underwriters, brokers, dealers or agents that participate in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts and commissions. If a selling stockholder is deemed to be an underwriter, the selling stockholder may be subject to certain statutory liabilities including, but not limited to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act. Selling stockholders who are deemed underwriters within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The SEC staff is of a view that selling stockholders who are registered broker-dealers or affiliates of registered broker-dealers may be underwriters under the Securities Act. In compliance with the guidelines of the Financial Industry Regulatory Authority (FINRA), the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not exceed 8% for the sale of any shares registered hereunder. We will not pay any compensation or give any discounts or commissions to any underwriter in connection with the shares being offered by this prospectus.
          The selling stockholders and other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act, and the rules and regulations under the Securities Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares by the selling stockholders and any other person. The anti-manipulation rules under the Securities Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the particular shares being distributed. These restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the common stock. The selling stockholders have acknowledged that they understand their obligations to comply with the provisions of the Securities Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M.
          We may suspend offers and sales of the shares pursuant to the registration statement to which this prospectus relates in certain circumstances.
          We have agreed to pay all expenses incident to the registration of the shares, but not including broker or underwriting discounts and commissions or any transfer taxes relating to the sale or disposition of the shares by the selling stockholders.
          The aggregate proceeds to the selling stockholders from the sale of the shares offered by them will be the purchase price of the shares less discounts and commissions, if any. If the shares are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts and commissions and/or agent’s commissions. We will not receive any proceeds from sales of any shares by the selling stockholders.

          We cannot assure you that the selling stockholders will sell all or any portion of the shares offered by this prospectus. In addition, we cannot assure you that a selling stockholder will not transfer shares by other means not described in this prospectus.
LEGAL MATTERS
          The validity of the securities offered in this prospectus is being passed upon for us by Arent Fox LLP, Washington DC.
EXPERTS
          The consolidated financial statements of Globe Specialty Metals, Inc. and subsidiary companies as of June 30, 2010 and 2009, and for each of the years in the three-year period ended June 30, 2010, and management’s assessment of the effectiveness of internal control over financial reporting as of June 30, 2010 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
          The audit report on the effectiveness of internal control over financial reporting as of June 30, 2010, contains an explanatory paragraph that states:
The Company acquired Core Metals Group Holdings LLC (Core Metals) on April 1, 2010, and management excluded Core Metals’ internal control over financial reporting from its assessment of the effectiveness of the Company’s internal control over financial reporting as of June 30, 2010. The acquisition of Core Metals contributed approximately 4.4 percent of the Company’s total revenue for the year ended June 30, 2010 and accounted for approximately 8.2 percent of the Company’s total assets as of June 30, 2010. KPMG’s audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of Core Metals.
WHERE YOU CAN FIND MORE INFORMATION
          We have filed with the SEC a registration statement on Form S-3, which includes exhibits and schedules, under the Securities Act with respect to this offering of our securities. The registration statement contains additional information about us and our stock. The rules and regulations of the SEC permit us to omit from this prospectus certain information included in the registration statement. We refer you to the registration statement for further information about us, our stock and this offering. The registration statement and its exhibits and schedules, as well as any other documents that we have filed with the SEC, can be read and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov that contains the registration statement and other reports, proxy and information statements and information that we file electronically with the SEC.
          We file annual, quarterly and current reports, proxy statements and other information with the SEC and make these filings available on our website. You may read and copy any reports, statements or other information on file at the public reference rooms. You can also request copies of these documents, for a copying fee, by writing to the SEC, or you can review these documents on the SEC’s website, as described above. In addition, we provide electronic or paper copies of our filings free of charge upon request.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
          The SEC permits us to incorporate by reference in this prospectus some information that is contained in other documents we file with the SEC. This means that we may disclose important information by referring you to other documents that contain the information, including documents that we file after the date of this prospectus. The information that is incorporated by reference is considered to be part of this prospectus.
          We incorporate by reference the documents listed below:
1.	Our Form 10-K for the year ended June 30, 2010, filed with the SEC on September 28, 2010;

2.	Our disclosures in Items 10 through 14 of the Form 10-K for the year ended June 30, 2009, filed with the SEC on October 5, 2009;

3.	Our Form 8-K filed with the SEC on April 6, 2010;

4.	Our Form 8-K filed with the SEC on July 2, 2010;

5.	Our Form 8-K filed with the SEC on August 19, 2010;

6.	Our Form 8-K filed with the SEC on August 31, 2010;

7.	Our Form 8-A, filed with the SEC on July 28, 2009; and

8.	Each document that we file after the date of the initial filing of the Post-Effective Amendment of which this prospectus is a part under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act and prior to the time that such Post-Effective Amendment is declared effective.
          Information in this prospectus may add to, update or change information in a previously filed document incorporated by reference in this prospectus. In that case, you should rely on the information in this prospectus. Information in a document filed after the date of this prospectus may add to, update or change information in this prospectus or in a previously filed document incorporated by reference in this prospectus. In that case, you should rely on the information in the later filed document.
          We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that we incorporate by reference in this prospectus contained in the registration statement (except exhibits to the documents that are not specifically incorporated by reference) at no cost to you, by writing or calling us at:
Globe Specialty Metals, Inc.
One Penn Plaza, Suite 4125
250 West 34th Street
New York, NY 10119
(212) 798-8122
          Information about us, including the documents incorporated by reference to this prospectus, is also available at our website at http://www.glbsm.com. However, the information in our website is not a part of this prospectus, and other than the documents specifically incorporated by reference, is not incorporated by reference into this prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
          The following table sets forth an itemization of the various costs and expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered. All amounts other than the registration fee are estimated.

SEC registration fee	$2,183
Accounting fees and expenses	20,000
Legal fees and expenses	5,000
Miscellaneous expenses	5,000

Total	$32,183

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
          Our certificate of incorporation and bylaws provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of Globe Specialty Metals, Inc. or is or was serving at our request as a director, officer, or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by us to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such.
          Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.
          Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, Article Eighth of our certificate of incorporation eliminates the liability of a director to us for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:
•	from any breach of the director’s duty of loyalty to us;

•	from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law; and

•	from any transaction from which the director derived an improper personal benefit.
          We carry insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacity as directors and officers.

ITEM 16. EXHIBITS
          The following exhibits are included herein or incorporated herein by reference:
INDEX TO EXHIBITS

Exhibit
No.	Description

3.1	Amended and Restated Certificate of Incorporation*
3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation*
3.3	Amended and Restated Bylaws**
5.1	Legal opinion of Arent Fox LLP***
23.1	Consent of KPMG LLP†
23.2	Consent of Arent Fox LLP*** (contained in Exhibit 5.1)
24.1	Powers of Attorney ****

†	Filed herewith

*	Incorporated by reference to the exhibit with the same designation filed with the Company’s registration statement on Form S-1 (Registration No. 333-152513) filed on July 25, 2008.

**	Incorporated by reference to the exhibit with the same designation filed with Amendment No. 1 to the Company’s registration statement on Form S-1 (Registration No. 333-152513) filed on November 4, 2008.

***	Incorporated by reference to the exhibit with the same designation filed with Amendment No. 2 to the Company’s registration statement on Form S-1 (Registration Statement No. 333-163906) filed on May 18, 2010.

****	Incorporated by reference to the exhibit with the same designation filed with the Company’s registration statement on Form S-1 (Registration Statement No. 333-163906) filed on December 22, 2009.
ITEM 17. UNDERTAKINGS
(a) The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
          (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

               (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
               (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to Form S-1 on Form S-3 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on October 8, 2010.

GLOBE SPECIALTY METALS, INC.
By:	/s/ Alan Kestenbaum
Alan Kestenbaum
Executive Chairman

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Alan Kestenbaum Alan Kestenbaum	Executive Chairman and Director	October 8, 2010
/s/ Jeff Bradley Jeff Bradley	Chief Executive Officer and President	October 8, 2010

/s/ Malcolm Appelbaum Malcolm Appelbaum	Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer	October 8, 2010

/s/ Stuart E. Eizenstat* Stuart E. Eizenstat	Director	October 8, 2010

/s/ Franklin Lavin* Franklin Lavin	Director	October 8, 2010

/s/ Donald Barger* Donald Barger	Director	October 8, 2010

/s/ Thomas Danjczek* Thomas Danjczek	Director	October 8, 2010

*	Signed pursuant to power of attorney previously filed.

By:	/s/ Stephen Lebowitz
Stephen Lebowitz

INDEX TO EXHIBITS

Exhibit
No.	Description

3.1	Amended and Restated Certificate of Incorporation*
3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation*
3.3	Amended and Restated Bylaws**
5.1	Legal opinion of Arent Fox LLP***
23.1	Consent of KPMG LLP†
23.2	Consent of Arent Fox LLP*** (contained in Exhibit 5.1)
24.1	Powers of Attorney ****

†	Filed herewith

*	Incorporated by reference to the exhibit with the same designation filed with the Company’s registration statement on Form S-1 (Registration No. 333-152513) filed on July 25, 2008.

**	Incorporated by reference to the exhibit with the same designation filed with Amendment No. 3 to the Company’s registration statement on Form S-1 (Registration Statement No. 333-152513) filed on July 16, 2009.

***	Incorporated by reference to the exhibit with the same designation filed with Amendment No. 2 to the Company’s registration statement on Form S-1 (Registration Statement No. 333-163906) filed on May 18, 2010.

****	Incorporated by reference to the exhibit with the same designation filed with the Company’s registration statement on Form S-1 (Registration Statement No. 333-163906) filed on December 22, 2009.